Exhibit 99.1
FOR IMMEDIATE RELEASE - EARNINGS

HOUSTON, May 8, 2017 -- Atwood Oceanics, Inc. (NYSE: ATW) ("Company"), announced today that it had recognized a net loss of $28.9 million or $(0.37) per diluted share, on revenues of $167.7 million for the quarter ended March 31, 2017 compared to net income of $9.7 million or $0.15 per diluted share on revenues of $157.6 million for the quarter ended December 31, 2016 and compared to net income of $122.4 million or $1.89 per diluted share, on revenues of $296.4 million for the quarter ended March 31, 2016. For the six months ended March 31, 2017, the Company recognized a net loss of $19.2 million or $(0.27) per diluted share, on revenues of $325.3 million compared to net income of $161.5 million or $2.49 per diluted share, on revenues of $604.2 million for the six months ended March 31, 2016.

During the three months ended March 31, 2017, we concluded that the Atwood Eagle and its materials and supplies were impaired, and we wrote them down to their approximate salvage value. We recorded a non-cash impairment charge of approximately $59.0 million ($57.6 million, net of tax, or $0.74 per diluted share), which is included in Asset Impairment on the Unaudited Condensed Consolidated Statement of Operations for the three months ended March 31, 2017. This impairment charge includes a write-down of property and equipment and deferred costs of $49.6 million, a write-down of our inventory of materials and supplies that was specific to the Atwood Eagle of $8.4 million, and accrued estimated transaction costs of $1.0 million. On May 5, 2017, we executed a sale and recycling agreement with respect to the Atwood Eagle, pursuant to which the vessel, together with associated equipment and machinery will be sold to a third party to be demolished and recycled.

In January 2017, the client for the Atwood Achiever exercised its option provided as part of the “blend and extend” agreement we entered into in October 2015 to revert the contract to the original operating day rate and original end date. Exercise of this option resulted in a one-time payment to us of $48.1 million that includes the difference in day rates, taxes, and administrative fees covering the time periods for which the reduced day rate was applicable for previously provided drilling services, and is reported as a component of Contract drilling revenue in our Unaudited Condensed Consolidated Statements of Operations for the three and six months ended March 31, 2017.

During the three months ended March 31, 2017, we issued, in a public offering, 15,525,000 shares of common stock. The net proceeds from the offering, before deducting estimated offering expenses, were approximately $181 million. The net proceeds are currently held as cash and are expected to be used for general corporate purposes, which may include the repayment of borrowings under the Credit Facility, the funding of future purchases or redemption of our Senior Notes, working capital and capital expenditures, and otherwise to enhance our liquidity.

During the three months ended March 31, 2016, we repurchased, through open market transactions, $13.5 million aggregate principal of our Senior Notes at an aggregate cost of $5.1 million, including a minimal amount of accrued interest, representing an average discount of 62.2%. As a result of the repurchases, we recognized a gain on debt retirement, net of the related debt issuance costs, of $8.4 million (or $0.13 per diluted share) in Gains on extinguishment of debt on the Unaudited Condensed Consolidated Statement of Operations for the three and six months ended March 31, 2016.

	For the Three Months Ended
	(Unaudited)
(In thousands, except per share amounts)	March 31, 2017	December 31, 2016	March 31, 2016
Revenues	$167,706	$157,556	$296,351
Income (Loss) before Income Taxes	(27,316)	12,064	136,426
Provision for Income Taxes	(1,546)	(2,393)	(13,989)
Net Income (Loss)	$(28,862)	$9,671	$122,437

Earnings per Common Share -
Basic	$(0.37)	$0.15	$1.89
Diluted	$(0.37)	$0.15	$1.89

	Six Months Ended
	(Unaudited)
(In thousands, except per share amounts)	March 31, 2017	March 31, 2016
Revenues	$325,262	$604,170
Income (Loss) before Income Taxes	(15,251)	186,721
Provision for Income Taxes	(3,940)	(25,203)
Net Income (Loss)	$(19,191)	$161,518

Earnings per Common Share -
Basic	$(0.27)	$2.49
Diluted	$(0.27)	$2.49

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
(In thousands, except per share amounts)	2017	2016	2017	2016
REVENUES:
Contract drilling	$162,240	$282,546	$312,103	$577,161
Revenues related to reimbursable expenses	5,466	13,805	13,159	27,009
Total revenues	167,706	296,351	325,262	604,170

COSTS AND EXPENSES:
Contract drilling	64,277	89,918	129,947	220,570
Reimbursable expenses	4,674	9,123	11,276	17,409
Depreciation	41,443	41,053	83,251	83,880
General and administrative	12,445	11,488	27,636	26,665
Asset impairment	58,962	708	58,962	65,432
(Gain) loss on sale of assets	(51)	77	(118)	77
Other, net	—	(1,137)	—	(1,060)
	181,750	151,230	310,954	412,973

OPERATING (LOSS) INCOME	(14,044)	145,121	14,308	191,197

OTHER (EXPENSE) INCOME:
Interest expense, net of capitalized interest	(13,537)	(17,098)	(29,828)	(30,859)
Interest income	265	6	269	10
Gains on extinguishment of debt	—	8,397	—	8,397
Other income	—	—	—	17,976
	(13,272)	(8,695)	(29,559)	(4,476)

(LOSS) INCOME BEFORE INCOME TAXES	(27,316)	136,426	(15,251)	186,721
PROVISION FOR INCOME TAXES	1,546	13,989	3,940	25,203
NET (LOSS) INCOME	$(28,862)	$122,437	$(19,191)	$161,518

(LOSS) EARNINGS PER COMMON SHARE (NOTE 3):
Basic	$(0.37)	$1.89	$(0.27)	$2.49
Diluted	$(0.37)	$1.89	$(0.27)	$2.49
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (NOTE 3):
Basic	78,270	64,781	71,504	64,739
Diluted	78,270	64,825	71,504	64,870
Dividend declared per share	$—	$—	$—	$0.075

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED ANALYSIS OF REVENUES AND DRILLING COSTS

	REVENUES
	Three Months Ended			Six Months Ended
(In millions)	March 31, 2017	December 31, 2016	March 31, 2016	March 31, 2017	March 31, 2016
Ultra-Deepwater	$162	$148	$189	$310	$371
Deepwater	—	—	59	—	131
Jackups	—	2	34	2	75
Reimbursable	6	8	14	13	27
	$168	$158	$296	$325	$604

	DRILLING COSTS
	Three Months Ended			Six Months Ended
(In millions)	March 31, 2017	December 31, 2016	March 31, 2016	March 31, 2017	March 31, 2016
Ultra-Deepwater	$53	$50	$54	$103	$115
Deepwater	—	—	19	—	62
Jackups	11	14	19	25	45
Reimbursable	5	7	9	11	17
Other	—	1	(2)	2	(1)
	$69	$72	$99	$141	$238

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	March 31, 2017	September 30, 2016
	(Unaudited)
ASSETS
Cash	$435,208	$145,427
Accounts receivable, net	81,630	113,091
Income tax receivable	2,889	6,095
Inventories of materials and supplies, net	101,721	109,925
Prepaid expenses, deferred costs and other current assets	12,498	18,504
Total current assets	633,946	393,042

Property and equipment, net	4,143,390	4,127,696

Other receivables	11,831	11,831
Deferred income taxes	165	165
Deferred costs and other assets	7,313	7,058
Total assets	$4,796,645	$4,539,792

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$23,693	$25,299
Accrued liabilities	9,747	7,868
Interest payable	8,395	7,096
Income tax payable	8,582	8,294
Deferred credits and other liabilities	1,636	799
Total current liabilities	52,053	49,356

Long-term debt	1,298,067	1,227,919
Deferred income taxes	1,599	1,202
Deferred credits	7,910	—
Other	35,994	30,929
Total long-term liabilities	1,343,570	1,260,050

Commitments and contingencies (Note 9)

Preferred stock, no par value, 1,000 shares authorized, none outstanding	—	—
Common stock, $1.00 par value, 180,000 shares authorized with 80,516 issued (Note 10) and outstanding as of March 31, 2017 and 180,000 shares authorized and 64,799 shares issued and outstanding as of September 30, 2016	80,516	64,799
Paid-in capital	410,855	237,542
Retained earnings	2,909,684	2,929,839
Accumulated other comprehensive loss	(33)	(1,794)
Total shareholders' equity	3,401,022	3,230,386
Total liabilities and shareholders' equity	$4,796,645	$4,539,792

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended March 31,
(In thousands)	2017	2016
Cash flows from operating activities:
Net (loss) income	$(19,191)	$161,518
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	83,251	83,880
Amortization	3,367	1,607
Provision for doubtful accounts	2,369	1,141
Deferred income tax benefit	(525)	(650)
Share-based compensation expense	7,566	5,009
Asset impairment	58,962	65,432
(Gain) loss on sale of assets	(118)	77
(Gain) on extinguishment of debt	—	(8,397)
Other, net	—	(1,137)
Changes in assets and liabilities:
Accounts receivable	38,217	62,963
Income tax receivable	3,206	507
Inventories of materials and supplies	(168)	16,187
Prepaid expenses, deferred costs and other current assets	6,072	14,709
Deferred costs and other assets	(4,201)	(1,381)
Accounts payable	3,425	(25,306)
Accrued liabilities	4,023	(3,760)
Income tax payable	288	6,534
Deferred credits and other liabilities	6,720	1,220
Net cash provided by operating activities	193,263	380,153

Cash flows from investing activities:
Capital expenditures	(154,448)	(176,175)
Proceeds from sale of assets	—	6,681
Net cash used in investing activities	(154,448)	(169,494)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	125,000	45,000
Principal payments on long-term debt	(55,000)	(120,156)
Dividends paid	—	(21,746)
Payments related to exercise of stock options	—	(928)
Proceeds from issuance of common stock	180,966	—
Net cash provided by (used in) financing activities	250,966	(97,830)
Net increase in cash and cash equivalents	289,781	112,829
Cash and cash equivalents, at beginning of period	145,427	113,983
Cash and cash equivalents, at end of period	$435,208	$226,812

Non-cash activities:
(Decrease) increase in accounts payable related to capital expenditures	$(5,031)	$950
Increase in deferred credits not yet collected	$9,125	$—

Atwood Oceanics, Inc. is a leading offshore drilling company engaged in the drilling and completion of exploration and development wells for the global oil and gas industry. The Company currently owns 10 mobile offshore drilling units and is constructing two ultra-deepwater drillships. The Company was founded in 1968 and is headquartered in Houston, Texas. Atwood Oceanics, Inc. common stock is traded on the New York Stock Exchange under the symbol "ATW." For more information about the Company, please visit www.atwd.com.

Conference Call

The Company has scheduled a conference call and webcast related to its second quarter 2017 results on Tuesday, May 9, 2017, at 9:00 A.M. CDT (10:00 A.M. EDT). Interested parties are invited to listen to the call by dialing 1-800-894-5910, or internationally 1-785-424-1052, Conference ID - Atwood, Password 46829. Interested parties may also listen over the Internet through a link posted in the Investor Relations section of the Company's Web site.

A replay of the conference call will be available on the Company's Web site following the end of the live call.

Contact: Mark W. Smith
Senior Vice President and Chief Financial Officer
(281) 749-7840